EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. Sec.1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of AppYea, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2016, as filed with the Securities Exchange Commission on the date hereof (the “Report”), Douglas O. McKinnon, the Principal Executive Officer and Principal Financial Officer of the Company, certifies pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.

This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer and the Chief Financial Officer of the Company with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.

May 19, 2016                                                                                        /s/ Douglas O. McKinnon
Douglas O. McKinnon, Principal Executive Officer and
Principal Financial Officer